Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-149855) of our report dated September 28, 2007, appearing in the 2007 Annual Report on Form 10-K of Integrated BioPharma, Inc. and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Amper, Politziner, & Mattia P.C.

April 16, 2008

Edison, New Jersey